EXHIBIT 10.7
DCR
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DUFF & PHELPS CREDIT RATING CO.

                                                                 17 State Street
                                                        New York, New York 10004
                                                                  (212) 908-0200
                                                              FAX (212) 908-0222

June 17, 1997

Mr. Richard A. Price
Chief Executive Officer and President
CGA Group, Ltd.
Clarendon House, Church Street
Hamilton, HM 11, Bermuda


Dear Rick:

In accordance with your request, Duff & Phelps Credit Rating Co. (DCR) is pleased to advise you that based on the documents and information provided to us, DCR assigns a Triple-A ('AAA') claims paying ability (CPA) rating to Commercial Guaranty Assurance, Ltd (CGA) upon deposit of funds representing CGA's capitalization at the agreed-to levels. The maintenance of this rating is conditioned upon CGA's compliance with DCR's 'AAA' rating guidelines, including:

o CGA's agreement to pursue business consistent with the business plan reviewed by DCR.

o CGA's agreement to conduct business in accordance with the terms of the Letter Agreement dated June 12, 1997 attached to and made part of each shareholder agreement for (and each subscription agreement for securities of) each CGA Entity.

o CGA's agreement to submit all transactions on an ongoing basis to DCR for review prior to insurance in acccordance with the terms of the Application and Agreement for an Insurance Claims Paying Ability Rating.

The assigned rating does not constitute a recommendation to purchase or sell securities guaranteed by CGA or sold by a CGA or CGA Entity client. Rather, it is an indication of the ability of the insurer to meet policyholder obligations. A Duff & Phelps Credit Rating Co. CPA is not intended to refer to the ability of either the rated company or, as the case may be, a parent, affiliate, subsidiary, etc., to pay non-policy holder obligations (e.g. debt or commercial paper).

We hereby consent to the use of our name and the assigned rating in connection with disclosure documents (provided that we reserve the right to approve any description of the rating or of Duff & Phelps Credit Rating Co. in such documents), advertisements, and descriptions of the insurer.

DCR reserves the right to publish the assigned rating with an explanation thereof and a description of the insurer. Further, on an ongoing basis, we will review CGA's credit quality in accordance with our policies and procedures. Therefore, the assigned rating may be changed or withdrawn. In order to monitor the assigned rating we ask that you advise us of any material changes in management, financial condition, or business circumstances that materially impact CGA. Please forward these reports to Duff & Phelps Credit Rating Co., 17 State Street, 12 Floor, New York, NY 10004, Attn.: Financial Guaranty Department.


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We are pleased to have been of assistance to CGA in this matter. If you have any questions, or if we may be of further assistance, please do not hesitate to contact us.



Very truly yours,

/s/ JOSEPH C. FRANZETTI
--------------------------------
Joseph C. Franzetti
Senior Vice President

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                                CGA GROUP, LTD.
                                CLARENDON HOUSE,
                                 CHURCH STREET
                            HAMILTON, HM 11, BERMUDA



                                                      June 17, 1997


Morgan Guaranty Trust Company of New York,
 acting as trustee
522 Fifth Avenue
New York, NY 10036

     Attn: Kathleen N. Starrs
             Vice President


Gentlemen:

            Reference is made to the letter dated June 17, 1997 from CGA Group, Ltd. ("CGA") to Duff & Phelps Credit Rating Co. ("DCR"), a copy of which is attached hereto, and the letter dated June 17, 1997 from DCR to CGA, a copy of which is attached hereto. On behalf of CGA, the undersigned agrees that CGA will not make any request or submission to DCR which would cause DCR to change or modify its letter dated June 17, 1997 to CGA.


                                        CGA Group, Ltd.


                                        By: /s/ JAMES R. REINHART
                                            ----------------------------
                                            Name:  James R. Reinhart
                                            Title: Chief Financial Officer


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                                CGA GROUP, LTD.

                                                               Craig Appin House
                                                                 8 Wesley Street
                                                                 Hamilton, HM 11
                                                                         Bermuda


June 17, 1997


Mr. Ralph R. Aurora
Duff & Phelps Credit Rating Company
17 State Street
New York, NY 10004


Dear Ralph:

The CGA Group has received a representation and covenant letter provided by Morgan Guaranty Trust Company, which we desire to submit for your consideration and evaluation as a Supporting Obligation consistent with the Double-A ("AA") level required to satisfy the Minimum Rating requirement as defined in Section
1.3 of the CGA Group Ltd. Investment Units Subscription Agreement dated as of June 4, 1997 (the "Subscription Agreement") and therefore, acceptable to DCR pursuant to said Section 1.3.


Very truly yours,


/s/ RICHARD A. PRICE
-----------------------
Richard A. Price
President

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DCR
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DUFF & PHELPS CREDIT RATING CO.

                                                                 17 State Street
                                                        New York, New York 10004
                                                                 (212) 9008-0200
                                                              FAX (212) 908-0222

June 17, 1997

Mr. Richard A. Price, CEO
CGA Group, Ltd.
Craig Appin House
8 Wesley Street
Hamilton, HM 11
Bermuda


Dear Rick:

In accordance with your request, based on the information provided, we consider the representation and covenant letter dated June 4, 1997, provided by Morgan Guaranty Trust Company of New York to be a Supporting Obligation which is consistent with the Double-A ("AA") level required to satisfy the Minimum Rating requirement as defined in Section 1.3 of the CGA Group Ltd. Investment Units Subscription Agreement dated as of June 4, 1997 (the "Subscription Agreement") and therefore, acceptable to DCR pursuant to Section 1.3(c)(ii)(z) of the Subscription Agreement. Please be advised that, for so long as Morgan Guaranty Trust Company of New York is rated Triple-A ("AAA") by DCR and the representations and covenants contained in such letter remain correct in all material respects, such letter constitutes a Supporting Obligation pursuant to
Section 1.3(c)(ii)(z) of the Subscription Agreement.


Very truly yours,


/s/ RALPH R. AURORA
--------------------------
Ralph R. Aurora
Vice President, Financial Guaranty